Exhibit 10(12)



                       AMENDMENT TO ESCROW AGREEMENT



          WHEREAS, The Promus Companies Incorporated has entered into an Escrow Agreement (the "Escrow Agreement"), dated February 6, 1990 and amended October 29, 1993, by and between The Promus Companies Incorporated, a Delaware corporation (the "Company"), the subsidiaries of the Company listed on the execution page of this Agreement ("Subsidiaries"), and NationsBank (formerly Sovran Bank and formerly Commerce Union Bank, (the "Escrow Agent").

          WHEREAS, pursuant to Section 5.2 of the Escrow Agreement, the Company maintains the right to amend the Escrow Agreement by an instrument in writing signed on behalf of the parties to the Escrow Agreement together with the written consent of Participants having at least 50 percent of all amounts then accounted for in the Escrow Fund with respect to their accounts (which consent is attached hereto as Exhibit A).

          WHEREAS, pursuant to the distribution of a dividend of common stock in Promus Hotel Corporation to the shareholders of The Promus Companies Incorporated (the "Distribution"), certain employees of the Company will be transferred to Promus Hotel Corporation ("PHC") and, with respect such employees who have an account in or rights under the Plans (as defined in the Escrow Agreement), PHC will assume all liabilities and obligations of the Company to such transferred employees, accrued through the Distribution with respect to the Promus Executive Deferred Compensation Plan and the Promus Deferred Compensation Plan, along with earnings required to be credited to account balances included therein through the Distribution, to be assumed by PHC if the Company transfers to the escrow agreement maintained by PHC an amount of assets held in the Escrow Agreement sufficient to fund the Assumed Deferred Compensation Liability with approximately the same relative funding coverage as existed immediately prior to the Distribution.

          WHEREAS, pursuant to Section 5.2 of the Escrow Agreement, the parties hereto hereby adopt this amendment to the Escrow Agreement, this amendment to become effective upon the distribution of a dividend of common stock in Promus Hotel Corporation to the shareholders of The Promus Companies Incorporated.

          NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Section 1.2 of the Plan shall be amended to read in its entirety as follows:

          SECTION 1.2  Participants.  The Participants are:
                       ------------

          Barksdale, James L.           Meeks, D. Michael
          Barnhart, Neil F.             Mon, Hector H.
          Bollenbach, Stephen F.        Morgan, Bradford W.
          Boushy, John M.               Norville, Craig H.


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          Brannon, Robert L.            McCalmont, William S.
          Burhop, Gary L.               Peternell, Ben C.
          Clark-Jackson, Susan          Phillips, Louis J.
          Culp, Clyde E., III           Reed, Colin V.
          Evans, Nicholas M.            Regan, Michael N.
          Farley, James B.              Robinson, E. O., Jr.
          Feldman, Hervey A.            Rose, Michael D.
          Goeglein, Richard J.          Salmon, Walter J.
          Henson, Joe M.                Satre, Philip G.
          Kates, Henry E.               Sells, Boake A.
          Lacaff, Laurance B.           Solomonson, Charles D.
          Ledsinger, Charles A., Jr.    Sorenson, Perry
          Lenczycki, Ronald A.          Wallace, Dee A.
          Martin, Robert                Williams, Eddie N.
          McAllister, J. W.             Young, Shirley.

          The Company may add Participants upon written notice to the Escrow Agent. For purposes of this Agreement, the beneficiary of any Participant who dies shall be deemed a Participant under this Agreement to the extent such beneficiary is entitled to then accrued benefits under the Plans.

          2. The Plan shall be amended to add Section 3.3 which shall read in its entirety as follows:

          SECTION 3.3    Transfer to Escrow Fund of Promus Hotel
                         ---------------------------------------
Corporation.  Pursuant to the written instructions of the Company, on the
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date set forth in such notice the Escrow Agent shall transfer to the escrow fund of Promus Hotel Corporation established pursuant to the Escrow Agreement between Promus Hotel Corporation and NationsBank the assets held in the Escrow Fund that are designated in such instructions.

           * * * * * * * * * * * * * * * * * * * * * * * * * * *

          Executed as of this 7th day of June, 1995.

THE PROMUS COMPANIES                         NATIONSBANK
INCORPORATED


By:     _________________________            By:     __________________________

Title:  _________________________            Title:  __________________________





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


                                  CONSENT
                                  -------


          The signatories below, being "Participants" under the Escrow Agreement dated as of February 6, 1990 (the "Escrow Agreement") and as amended as of October 29, 1993, as the term "Participants" is defined therein, and who together have at least 50 percent of all amounts accounted for in the Escrow Agreement allocable to benefits payable to them, hereby consent to the foregoing Amendment executed as of June 7, 1995, to the Escrow Agreement.


___________________________             _____________________________
Michael D. Rose                         Philip G. Satre


___________________________             _____________________________
Ben C. Peternell                        Raymond E. Schultz


___________________________
Ronald A. Lenczycki


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